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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2008

Frederick’s of Hollywood Group Inc.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-5893 (Commission File Number)	13-5651322 (IRS Employer Identification No.)

1115 Broadway, New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Registrant’s telephone number, including area code: (212) 684-3400

Movie Star, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Movie Star under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 is hereby incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Transactions

On January 28, 2008 (“Closing”), Fred Merger Corp. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Movie Star, Inc. (“Movie Star”) consummated its merger (the “Merger”) with FOH Holdings, Inc. (“FOH Holdings”), a Delaware corporation. As a result, FOH Holdings is now a wholly-owned subsidiary of Movie Star. FOH Holdings is the parent company of Frederick’s of Hollywood, Inc. (“Frederick’s”). Following the Closing, Movie Star changed its name to Frederick’s of Hollywood Group Inc. References contained herein to “Movie Star” refer to “Movie Star, Inc.” prior to the Merger and “Frederick’s of Hollywood Group Inc.” after the Merger.

The Merger was consummated under the terms of the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2006, as amended, by and among Movie Star, Merger Sub and FOH Holdings (“Merger Agreement”). The material terms of the Merger Agreement are described in Movie Star’s definitive proxy statement (SEC File No. 001-05893) filed November 30, 2007 (hereinafter referred to as the “Proxy Statement”) in the Sections entitled “The Merger and Related Transactions” and “The Merger Agreement” beginning on pages 37 and 60, respectively, and are hereby incorporated by reference.

Immediately prior to the Merger, Movie Star completed a one-for-two reverse stock split of its outstanding common stock. Except as otherwise specified herein, all references herein to share amounts of Movie Star common stock reflect the reverse stock split.

At the Closing, the FOH Holdings stockholders received an aggregate of 11,844,591 shares of Movie Star common stock in the Merger. Of these shares, 2,368,916 were placed into escrow pursuant to the terms of an Escrow Agreement described below. Approximately 50% of FOH Holdings’ outstanding common stock was owned by Tokarz Investments, LLC (“Tokarz Investments”), an affiliate of TTG Apparel, LLC (“TTG Apparel”), which is a current shareholder of Movie Star. The other 50% of FOH Holdings’ outstanding common stock was owned by accounts and funds managed by and/or affiliated with Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC) (“Fursa”).

At the Closing, Movie Star entered into an escrow agreement (“Escrow Agreement”) with designated representatives of the FOH Holdings stockholders providing for the deposit into escrow of 2,368,916 shares of Movie Star common stock (representing 20% of the shares of Movie Star common stock issued to the FOH Holdings stockholders in the Merger) for 18 months, subject to extension under certain circumstances, to cover any indemnification claims that may be brought by Movie Star for certain matters, including breaches of FOH Holdings’ covenants, representations and warranties in the Merger Agreement. Similarly, 618,283 treasury shares of Movie Star common stock (representing 7.5% of the aggregate number of issued and outstanding shares of Movie Star common stock immediately prior to the Closing) were deposited into escrow for 18 months, subject to certain conditions, to cover any indemnification claims that may be brought by the FOH Holdings stockholders against Movie Star. The material terms of the Escrow Agreement are described in the Proxy Statement in the Sections entitled “The Merger Agreement – Escrow Arrangements” and “Other Transaction Documents – Escrow

Agreement” beginning on pages 61 and 83, respectively, and are hereby incorporated by reference. The Escrow Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

At the Closing, Movie Star entered into a shareholders agreement (“Shareholders Agreement”) with Fursa, Tokarz Investments and TTG whereby, for a period of 18 months following the Closing, each shareholder agreed, among other things, to certain restrictions on (i) acting together with respect to their shares of Movie Star common stock, (ii) increasing their ownership positions in Movie Star and (iii) transferring their Movie Star securities, and each shareholder agreed to vote for the directors initially serving on the Board of Directors immediately following the Closing. The material terms of the Shareholders Agreement are described in the Proxy Statement in the Section entitled “Other Transaction Documents – Shareholders Agreement” beginning on page 82 and are hereby incorporated by reference. The Shareholders Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

At the Closing, Movie Star entered into a registration rights agreement (“Registration Rights Agreement”) with Fursa, Tokarz Investments and TTG. The material terms of the Registration Rights Agreement are described in the Proxy Statement in the Section entitled “Other Transaction Documents – Registration Rights Agreement” beginning on page 85 and are hereby incorporated by reference. The Registration Rights Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

At the Closing, Movie Star, Fursa and FOH Holdings entered into a debt conversion agreement (“Debt Conversion Agreement”), pursuant to which a $7.5 million portion of the debt owed by FOH Holdings and its subsidiaries (“Subordinated Debt”) to accounts and funds managed by and/or affiliates with Fursa (the “Fursa Debt Holders”) was cancelled in exchange for the issuance of an aggregate of 3,629,325 shares of Series A 7.5% Convertible Preferred Stock (“Series A Preferred Stock”). The material terms of the Subordinated Debt are described below under “Financing Transactions.” The material terms of the Series A Preferred Stock are described in the Proxy Statement in the Section entitled “Other Transaction Documents – FOH Holdings’ Stockholders Agreement – Series A Preferred Stock” beginning on page 78 and are hereby incorporated by reference. The Debt Conversion Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K.

In connection with the Merger, Movie Star raised $20 million of gross proceeds through the issuance of (i) an aggregate of 752,473 shares of common stock upon exercise by Movie Star shareholders of non-transferable subscription rights to purchase shares of common stock at a subscription price of $3.52 per share (adjusted to reflect the one-for-two reverse split) (the “Rights Offering”) and (ii) an aggregate of 4,929,346 shares of common stock not subscribed for by Movie Star shareholders in the Rights Offering that were purchased at the same subscription price by Fursa and Tokarz Investments, who acted as standby purchasers (“Standby Purchasers”) pursuant to the terms of a standby purchase agreement (“Standby Purchase Agreement”) entered into by Movie Star, Fursa, Tokarz and TTG (the “Standby Purchase”). The material terms of the Rights Offering and Standby Purchase Agreement are described in the Proxy Statement in the Section entitled “Other Transaction Documents – Standby Purchase Agreement – Rights Offering” beginning on page 80 and are hereby incorporated by reference.

At the Closing, Movie Star issued warrants to the Standby Purchasers representing the right to purchase an aggregate of 596,591 shares of common stock (“Guarantor Warrants”) as sole consideration for their commitments in connection with the Standby Purchase. The material terms of the Guarantor Warrants are described in the Proxy Statement in the Section entitled “Other Transaction Documents – Guarantor Warrants” beginning on page 81 and are hereby incorporated by reference. The Guarantor Warrants issued to Tokarz and Fursa are filed as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

Financing Transactions

At the Closing, for the purpose of refinancing and consolidating their existing credit facilities, Movie Star, FOH Holdings, Frederick’s and the subsidiaries of Frederick’s entered into an amended and restated senior credit facility (the “Facility”), which amends the existing revolving credit facility between FOH Holdings, Frederick’s and the subsidiaries of Frederick’s and Wells Fargo Retail Finance II, LLC (“Senior Lender”). The Facility includes Movie Star as a borrower, and extends the maturity date of the Facility to January 28, 2012. Other loan and security agreements related to the Facility (“Loan Documents”) were amended and restated to make Movie Star a party to the Loan Documents and to include the assets of Movie Star as security for repayment of the Facility. At the Closing, Movie Star’s indebtedness to The CIT Group/Commercial Services, Inc. of $10,588,186 was paid in full.

The Facility is for a maximum amount of $50 million comprised of a $25 million line of credit with a $15 million sub-limit for letters of credit, as well as an additional $25 million commitment at the option of Movie Star so long as the borrowers are in compliance with the terms of the Facility and the Loan Documents. The actual amount of credit available under the Facility will be determined using measurements based on the borrowers’ receivables, inventory and other measures. The Facility is secured by a first priority security interest in the assets of the borrowers.

Interest accrues on obligations under the Facility at an agreed to reference rate, which shall either be the Wells Fargo prime rate less 25 basis points or LIBOR plus 150 basis points. Interest is payable monthly, in arrears. In addition, the Facility provides for certain customary fees to be paid with respect to the Facility, which include (i) a 25 basis point fee on the amount of any increase in the facility above $25 million, (ii) a 25 basis point fee on any unused portion of the Facility, (iii) a $2,000 monthly service fee, (iv) letter of credit fees on stand-by letters of credit and documentary letters of credit and (v) a one-time closing fee of $19,375.

The Loan Documents contain customary representations and warranties, affirmative and negative covenants and events of default, including covenants that restrict the borrowers’ ability to, among other things, create certain liens or make certain types of borrowings and engage in mergers, consolidations, significant asset sales, affiliate transactions and certain other transactions. The borrowers also agreed to maintain specified minimum availability reserves in lieu of financial covenants, fixed charge coverage and overall debt ratios. The Senior Lender has the right of last refusal for refinancing the Facility or the Subordinated Debt.

Concurrently with amending the Facility, the term loan agreement for the Subordinated Debt was amended to extend the maturity date for payment to July 28, 2012 and to add Movie Star as a loan party. Movie Star also executed a Joinder in which it agreed to become a “pledgor” under security agreements, granting the Fursa Debt Holders a security interest in assets of the loan parties to secure repayment of the Subordinated Debt, and to comply with the terms and conditions thereof. The Subordinated Debt originated in January 2003 from a term loan made to FOH Holdings and its subsidiaries and the conversion of certain pre-petition claims against FOH Holdings and certain of its subsidiaries upon their emergence from bankruptcy. At the Closing, and after conversion of $7.5 million of the Subordinated Debt into Series A Preferred Stock, the balance remaining due on the Subordinated Debt was $12,185,542. The Subordinated Debt bears interest at the rate of 7% per annum, 1% of which is payable in cash monthly in arrears and 6% of which is paid in kind monthly in arrears and added to the outstanding principal balance. No payment of principal is required until the maturity date, at which time the outstanding principal is payable in full.

At the Closing, an Amended and Restated Intercreditor and Subordination Agreement was entered into by the Senior Lender, Fursa as agent and collateral agent for the Fursa Debt Holders, and the borrowers, under which the Fursa Debt Holders agreed to subordinate all indebtedness and other liabilities of the borrowers under the Subordinated Debt, as well as dividends on the Series A Preferred Stock issued pursuant to the Debt Conversion Agreement, to the prior payment in full of all of the indebtedness owed by the borrowers under the Facility and to all security interests and other liens securing the Facility. Interest on the Subordinated Debt and dividends on the Series A Preferred Stock are permitted so long as the borrowers are not in default on the Facility and availability under the Facility is at least $7 million.

Item 2.02	Results of Operations and Financial Condition.

Reference is made to the disclosure contained in the Proxy Statement in the Section entitled “FOH Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 170 and is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 is hereby incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is hereby incorporated by reference. In connection with the Merger, Movie Star issued an aggregate of 11,844,591 shares of common stock to the FOH Holdings stockholders. Under the Standby Purchase Agreement, Movie Star issued to the Standby Purchasers an aggregate of 4,929,346 shares of common stock and Guarantor Warrants to purchase an aggregate of 596,591 shares of common stock. In connection with the Subordinated Debt conversion, Movie Star issued an aggregate of 3,629,325 shares of Series A Preferred Stock to the Fursa Debt Holders, which shares are convertible into 1,512,220 shares of common stock. The sales of Movie Star common stock, the Guarantor Warrants and the Series A Preferred Stock were effected through private placements pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act in transactions that are exempt from registration under Section 5 of the Securities Act. Each of Fursa, Tokarz Investments and TTG has made representations that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Reference is made to the disclosure in the Proxy Statement in the Section entitled “The Merger Agreement – Merger Consideration” beginning on page 60, which is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

Upon the Closing, Movie Star issued an aggregate of 3,629,325 shares of Series A Preferred Stock to Fursa in connection with the conversion of the Subordinated Debt. Reference is made to the disclosure in the Proxy Statement in the Section entitled “Preferred Stock Proposal” beginning on page 99 and is hereby incorporated by reference.

Following the approval of the Merger and related transactions by Movie Star’s shareholders at a special meeting held on January 23, 2008, Movie Star’s board of directors authorized a one-for-two reverse stock split of the outstanding shares of Movie Star common stock immediately prior to the Closing to comply with the $2.00 minimum bid price requirement for continued listing on the American Stock Exchange. On January 29, 2008, Movie Star common stock began trading on a post-merger, post split basis under the symbol “FOH”. The material terms of the reverse stock split are described in the

Proxy Statement in the Section entitled “Reverse Stock Split Proposal” beginning on page 101 and is hereby incorporated by reference.

Item 5.01	Changes in Control of the Registrant.

Following the Closing and the issuances of Movie Star common stock and Series A Preferred Stock in the Merger, Rights Offering, Standby Purchase (including the issuance of the Guarantor Warrants) and Debt Conversion, (i) TTG Apparel and Tokarz Investments together beneficially own approximately 39.5% of the outstanding common stock of Movie Star and (ii) Fursa beneficially owns approximately 36.5% of the outstanding common stock of Movie Star.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors; Appointment of Certain Officers

Effective as of the Closing, the size of the Board of Directors was increased to eleven and the following persons elected by the Movie Star shareholders at the special meeting held on January 23, 2008 commenced their service as members of the Board of Directors of Frederick’s of Hollywood Group Inc.: Peter Cole, John L. Eisel, Melvyn Knigin, Thomas Rende, Michael A. Salberg, Joel Simon, William F. Harley, Thomas J. Lynch, Milton J. Walters, Linda LoRe and Rose Peabody Lynch. These persons will serve as directors until the next annual meeting of shareholders and their successors are elected and qualified. In addition, upon the Closing, the following persons were appointed to the following positions: Peter Cole became Executive Chairman of Frederick’s of Hollywood Group Inc., Thomas Rende became Chief Financial Officer of Frederick’s of Hollywood Group Inc., Melvyn Knigin became President and Chief Executive Officer of the Movie Star division, and Linda LoRe became President and Chief Executive officer of the Frederick’s of Hollywood division. Reference is made to the disclosure contained in the Proxy Statement in the Section entitled “Director Election Proposal” beginning on page 114 and is hereby incorporated by reference.

Compensatory Arrangements of Certain Officers

Reference is made to the disclosure contained in the Proxy Statement in the Section entitled “Executive Compensation” beginning on page 121 and is hereby incorporated by reference.

Upon the Closing, the employment agreement, dated as of January 24, 2008, between Movie Star and Thomas Rende became effective, pursuant to which he will continue to serve as Senior Vice President and Chief Financial Officer of Frederick’s of Hollywood Group Inc.. The material terms of this agreement are described in the Current Report on Form 8-K, dated January 24, 2008 and filed with the Securities and Exchange Commission on January 29, 2008. The employment agreement is filed as Exhibit 10.30 to that Form 8-K.

Upon the Closing, Movie Star and FOH Holdings entered into an employment agreement with Linda LoRe for a term of three years, pursuant to which she will continue to serve as the President and Chief Executive Officer of FOH Holdings and a director of Frederick’s of Hollywood Group Inc. The employment agreement will automatically be extended for one additional year on each of August 1, 2008, 2009, 2010 and 2011 (each a “Renewal Date”) unless earlier terminated or either Movie Star or Ms. LoRe gives the other notice of its or her intent to terminate at least 90 days prior to the end of the next Renewal Date, such that the employment term will not exceed an aggregate of seven years. The employment agreement provides for a base salary of $650,000 per year, to be reviewed annually for possible increases in the board’s discretion. The employment agreement also provides for an annual performance bonus up to 50% of her base salary based on achieving certain targeted performance goals to be determined by the

Compensation Committee after consultation with Ms. LoRe. Upon termination of the employment agreement without “cause” or by Ms. LoRe for “good reason” (as such terms are defined in this employment agreement), Ms. LoRe will be entitled to (i) her base salary and accrued but unpaid vacation through the date of termination, (ii) her annual performance bonus, prorated to the date of termination, (iii) a severance payment equal to one and one-quarter (1.25) times her base salary in effect on the termination date, to be paid in full within six months after the termination date and (iv) medical coverage at FOH Holdings’ expense for a period of 18 months following the termination date. Upon termination of the employment agreement upon a “change in control,” Ms, LoRe will be entitled to receive (i) her base salary through the date of termination, (ii) her annual performance bonus, prorated to the date of termination, (iii) a severance payment equal to one and three-quarters (1.75) times her base salary in effect on the termination date, to be paid in full within six months after the termination date and (iv) medical coverage at FOH Holdings’ expense for a period of 18 months following the termination date. This employment agreement also provides for FOH Holdings to pay the premiums on a life insurance policy for Ms. LoRe providing a death benefit of $3,000,000 to her designated beneficiary and a disability insurance policy for Ms. LoRe providing a benefit of 60% of Ms. LoRe’s monthly base salary payable to her in the event of her disability. Ms. LoRe is also entitled to participate in FOH Holdings’ welfare benefit plans maintained for its executive officers. Ms. LoRe is prohibited from disclosing confidential information about Movie Star, FOH Holdings or any of their subsidiaries and employing or soliciting any of their current employees to leave the company during her employment and for a period of two years thereafter. The employment agreement is filed as Exhibit 10.15 to this Current Report on Form 8-K.

Upon the Closing, the Equity Incentive Agreement, dated December 14, 2007, between FOH Holdings and Ms. LoRe became effective, pursuant to which Ms. LoRe became entitled to receive an option to purchase an aggregate of 100,000 shares of Movie Star common stock under the FOH Holdings’ Amended and Restated 2003 Employee Equity Incentive Plan (“FOH Holdings 2003 Plan”) at an exercise price of $3.10 per share (the last sale price of Movie Star common stock on the Closing). 25,000 shares vested on the date of the Closing and the remaining shares vest in three equal annual installments of 25,000 shares and will expire ten years after the date of grant. Pursuant to the Equity Incentive Agreement, Ms. LoRe also became entitled to receive an aggregate of 200,000 shares of Movie Star restricted common stock, 100,000 shares of which will vest on December 31, 2009, 50,000 shares will vest on December 31, 2010 and the remaining 50,000 shares will vest on December 31, 2011. Upon the Closing, Ms. LoRe also became entitled under the Equity Incentive Agreement to receive a cash bonus of $225,000, to be paid within 90 days thereafter. The Equity Incentive Agreement is filed as Exhibit 10.16 to this Current Report on Form 8-K.

Upon the Closing, pursuant to the consulting agreement (“Consulting Agreement”), dated April 9, 2007, with Performance Enhancement Partners, LLC (“Consultant”), Movie Star issued to the Consultant 50,000 shares of common stock and granted the Consultant a five-year non-qualified option under the 2000 Performance Equity Plan (as defined below) to purchase 137,500 shares of common stock at an exercise price of $3.10 per share. The material terms of the Consulting Agreement are described in the Proxy Statement in the Section entitled “Executive Compensation – Compensation Arrangements for Executive Officers – Peter Cole” beginning on page 129 and are hereby incorporated by reference. The Stock Option Agreement between Movie Star and the Consultant is filed as Exhibit 10.22 to this Current Report on Form 8-K.

Upon the Closing, Saul Pomerantz, Chief Operating Officer of the Movie Star division, and Thomas Rende, Chief Financial Officer of the combined company, were each granted a seven-year, immediately exercisable option under the 2000 Performance Equity Plan to purchase 210,000 and 78,750 shares of common stock, respectively, at an exercise price of $3.10 per share (the last sale price of Movie Star common stock on the Closing), as a result of their each holding options that required, upon the occurrence of the Merger, to proportionately adjust the option shares in order to prevent dilution or enlargement of their proportionate interest in Movie Star. The material terms of these options are described in the Proxy Statement in the Section entitled “The Merger and Related Transactions – Interests of Movie Star Directors and Officers in the Merger and Related Transactions” beginning on page 55 and are hereby incorporated by reference. The Stock Option Agreements between Movie Star and each of Messrs. Pomerantz and Rende are filed as Exhibits 10.19 and 10.20, respectively, to this Current Report on Form 8-K.

Amended and Restated 2000 Performance Equity Plan

On August 16, 2007, the Board of Directors of Movie Star approved an amended and restated 2000 Performance Equity Plan (the “2000 Performance Equity Plan”) to increase the number of shares of common stock available for issuance under the 2000 Performance Equity Plan from 375,000 shares to 2,000,000 shares, to add a 250,000 share limit on grants to any individual in any one calendar year in order for the 2000 Performance Equity Plan to comply with Section 162(m) of the Internal Revenue Code and to make such other changes to comply with Section 409A of the Internal Revenue Code. On January 23, 2008, Movie Star shareholders approved the amended and restated 2000 Performance Equity Plan, which became effective upon the Closing. The material terms of the 2000 Performance Equity Plan are described in the Proxy Statement in the Section entitled “Amended and Restated 2000 Performance Equity Plan Proposal,” beginning on page 105, and are hereby incorporated by reference. A copy of the amended and restated Plan is included as Annex E of the Proxy Statement and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Restated Articles of Incorporation

In connection with the approval of the transactions contemplated by the Merger Agreement, Movie Star’s shareholders adopted a Restated Certificate of Incorporation to (i) change Movie Star’s name to Frederick’s of Hollywood Group Inc., (ii) increase the number of authorized shares of common stock from 30,000,000 to 200,000,000, (iii) authorize the issuance of up to 10,000,000 shares of preferred stock and (iv) effect a reverse stock split of Movie Star’s outstanding common stock. Reference is made to the disclosure in the Proxy Statement in the Sections entitled “Increase of Authorized Common Stock Proposal, Name Change Proposal, Preferred Stock Proposal and Reverse Stock Split Proposal” beginning on pages 97, 98, 99 and 101, respectively, and is hereby incorporated by reference. Movie Star’s Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Amended and Restated Bylaws; Change in Fiscal Year

Upon the Closing and in connection with the Merger Agreement, Movie Star’s amended and restated bylaws became effective, pursuant to which during the 18-month period following the Merger, certain actions by Movie Star or any of its subsidiaries will require approval by at least 75% of the Movie Star Board of Directors. The amended and restated bylaws also changed Movie Star’s fiscal year end from June 30 to the date corresponding with the final Saturday in the month of July. Movie Star is not required to file a transition report covering the period from January 1, 2008 through January 26, 2008 to reflect the change in fiscal year end because Movie Star is adopting the fiscal year end of FOH Holdings, the accounting acquirer. Instead, periodic reports will be filed as they become due, based on Movie Star’s new fiscal year end. Movie Star also intends to file a Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 which will reflect Movie Star’s operations prior to the Merger. Reference is made to the disclosure in the Proxy Statement in the Section entitled “The Merger Agreement – Amended and Restated Bylaws” beginning on page 75 and is hereby incorporated by reference. Movie Star’s amended and restated bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Financial Statements.

(a)	Financial Statements of Businesses Acquired

The annual consolidated financial statements of FOH Holdings, including the report of the independent registered public accounting firm, required by this item have not been filed with this initial Current Report on Form 8-K, but will be filed by amendment within 71 calendar days after the date this Report is filed.

The interim unaudited consolidated financial statements of FOH Holdings required by this item have not been filed with this initial Current Report on Form 8-K, but will be filed by amendment within 71 calendar days after the date this Report is filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item has not been filed with this initial Current Report on Form 8-K, but will be filed by amendment within 71 calendar days after the date this Report is filed.

Exhibits.

Exhibit	Description
2.1

Agreement and Plan of Merger and Reorganization, dated as of December 18, 2006 by and among Registrant, Fred Merger Corp. and FOH Holdings, Inc. (included as Annex A of the Definitive Proxy Statement (No. 001-05893), filed November 30, 2007 and incorporated by reference herein)

2.2

Amendment to Agreement and Plan of Merger and Reorganization dated as of June 8, 2007 by and among Registrant, Fred Merger Corp. and FOH Holdings, Inc. (included as Annex B-1 of the Definitive Proxy Statement (No. 001-05893), filed November 30, 2007 and incorporated by reference herein)

2.3

Second Amendment to Agreement and Plan of Merger and Reorganization dated as of November 27, 2007 by and among Registrant, Fred Merger Corp. and FOH Holdings, Inc. (included as Annex B-2 of the Definitive Proxy Statement (No. 001-05893), filed November 30, 2007 and incorporated by reference herein)

3.1	Restated Certificate of Incorporation of Registrant.*
3.2	Amended and Restated Bylaws of Registrant *
4.1	Specimen Common Stock Certificate*
4.2	Guarantor Warrant, dated January 28, 2008, issued to Tokarz Investments*
4.3	Guarantor Warrant, dated January 28, 2008, issued to Fursa*
10.1	Escrow Agreement, dated as of January 28, 2008, by and among the Registrant, FOH Holdings stockholder representatives and Continental Stock Transfer & Trust Company*
10.2	Shareholders Agreement, dated as of January 28, 2008, by and among the Registrant, Fursa, Tokarz Investments and TTG Apparel.*

10.3	Registration Rights Agreement, dated as of January 28, 2008, by and among the Registrant, Fursa, Tokarz Investments and TTG Apparel LLC*
10.4	Debt Conversion Agreement, dated as of January 28, 2008 by and among the Registrant, FOH and Fursa*
10.5	Joinder, dated as of January 28, 2008, by the Registrant and Fursa Alternative Strategies LLC*
10.6

Amendment No. 3, dated as of January 28, 2008 to the Tranche A/B and Tranche C Term Loan Agreement, dated as of June 30, 2005, as amended by Amendment No. 1, dated July 20, 2005 and Amendment No. 2, dated November 23, 2005 by and among the Registrant, Frederick’s of Hollywood, Inc., FOH Holdings, Inc., Frederick’s of Hollywood Stores, Inc., Fredericks.com, Inc., Hollywood Mail Order, LLC, the lending institutions listed as Tranche A/B lenders, the lending institutions listed as Tranche C lenders, and Fursa Alternative Strategies LLC, as agent and collateral agent for the lenders*

10.7

Amended and Restated Financing Agreement dated as of January 28, 2008 by and among the Registrant and certain of its Subsidiaries, as Borrowers, the financial institutions from time to time party thereto and Wells Fargo Retail Finance II, LLC, as the Arranger and Agent.*

10.8

Amended and Restated Revolving Credit Note, dated as of January 28, 2008, in the stated original principal amount of $25,000,000, executed by the Borrowers and payable to the order of Wells Fargo Retail Finance II, LLC*

10.9	Security Agreement, dated as of January 28, 2008, by the Registrant in favor of the Agent*
10.10	Pledge Agreement, dated as of January 28, 2008, by the Registrant in favor of the Agent*
10.11	Assignment for Security (Trademarks), dated as of January 28, 2008, by the Registrant in favor of the Agent*
10.12	Ratification and Reaffirmation Agreement, dated as of January 28, 2008, by the Borrowers (other than the Registrant) and Fredericks.com, Inc. in favor of the Agent*
10.13

Amended and Restated Intercreditor and Subordination Agreement, dated as of January 28, 2008, among the Registrant and its Subsidiaries party thereto, the subordinated creditors party thereto, Fursa Alternative Strategies LLC, as agent for such subordinated creditors, and the Agent*

10.14	Amended and Restated Contribution Agreement, dated as of January 28, 2008, by the Borrowers and Fredericks.com, Inc. in favor of the Agent*
10.15	Employment Agreement, dated January 28, 2008, by and between the Registrant, FOH Holdings, Inc. and Linda LoRe*
10.16	Equity Incentive Agreement dated as of January 28, 2007 by and between FOH Holdings, Inc. and Linda LoRe*
10.17

Employment Agreement, dated January 24, 2008, by and between the Registrant and Thomas Rende (incorporated by reference to Exhibit 10.30 to the Registrant’s Current Report on Form 8-K, dated January 24, 2008 and filed with the SEC on January 29, 2008).

10.18

Stock Agreement, dated January 28, 2008, by and between the Registrant and Thomas Rende (incorporated by reference to Exhibit 10.31 to the Registrant’s Current Report on Form 8-K, dated January 24, 2008 and filed with the SEC on January 29, 2008).

10.19	Stock Option Agreement, dated January 28, 2008, by and between the Registrant and Thomas Rende*
10.20	Stock Option Agreement, dated January 28, 2008, by and between the Registrant and Saul Pomerantz*
10.21

Consulting Agreement dated April 9, 2007 between the Registrant and Performance Enhancement Partners, LLC (incorporated by reference as Exhibit 10.28 to Form 8-K dated April 9, 2007 and filed on April 13, 2007)

10.22	Stock Option Agreement, dated January 28, 2008, by and between the Registrant and Performance Enhancement Partners, LLC*
10.23	Amended and Restated 2000 Performance Equity Plan (included as Annex E of the Definitive Proxy Statement (No. 001-05893), filed November 30, 2007 and incorporated by reference herein)
*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2008

FREDERICK’S OF HOLLYWOOD GROUP INC.
By:	/s/ Thomas Rende
Thomas Rende Chief Financial Officer (Principal Financial and Accounting Officer)